SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 13, 2013, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI Consulting” or the “Company”) approved a series of executive management and board governance changes. Following the completion of a multi-month succession planning process, the Board approved the appointment of Steven Gunby as the Company’s new president and chief executive officer, to be effective on January 20, 2014. The Board accepted the resignation of Jack B. Dunn, IV as president and chief executive officer, to be effective on January 20, 2014. In addition, the Board decided to name an independent, non-executive chairman and to continue to keep the offices of chairman and chief executive officer separate. To implement this change, Dennis J. Shaughnessy agreed to accelerate his retirement as executive chairman, which was scheduled to occur on December 31, 2013, to December 17, 2013, following the conclusion of the Board’s next regularly scheduled meeting. At that time, the Board determined Gerard E. Holthaus, currently the Company’s presiding director, will become the independent, non-executive chairman of the Board.

In connection with these changes, on December 13, 2013, the Board accepted Mr. Shaughnessy’s resignation as a director, to be effective upon his retirement as executive chairman following the Board’s December 17, 2013 meeting. The Board also accepted Mr. Dunn’s resignation as a director, to be effective on January 20, 2014, when he steps down as president and chief executive officer of the Company. The Board also determined that the total number of directors would be reduced from nine to eight, effective on December 17, 2013 immediately following Mr. Shaughnessy’s resignation from the Board. Finally, the Company agreed that on January 20, 2014, Mr. Gunby will be appointed a director to fill the vacancy that will occur when Mr. Dunn’s resignation as a director becomes effective.

Additional information about these and other related matters is provided below.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Dennis J. Shaughnessy as Executive Chairman of the Board and a Director Effective December 17, 2013

On December 13, 2013, the Board accepted the resignation of Dennis J. Shaughnessy as a director of the Company, to be effective on December 17, 2013 following the conclusion of the Board’s regularly scheduled meeting on that date, and simultaneously with his retirement as executive chairman of the Board (an officer’s position). Mr. Shaughnessy’s decision not to stand for reelection as a director is not the result of any disagreement with FTI Consulting or the Board.

On December 13, 2013, FTI Consulting and Mr. Shaughnessy entered into Amendment No. 7 (“Amendment No. 7”) to his Employment Agreement dated September 20, 2004, as amended (the “Shaughnessy Employment Agreement”), which accelerated the expiration of his employment term to December 17, 2013 from December 31, 2013.

In addition, in Amendment No. 7, the Company waived Mr. Shaughnessy’s obligation to repay the pro-rated portion (approximately 2%) of the $1.5 million retention award that would have been recoverable by FTI Consulting pursuant to the Shaughnessy Employment Agreement and agreed to increase his initial transition payment by an amount equal to the two weeks of base salary he is foregoing, all due to his agreement to accelerate the expiration of his employment term.

Mr. Shaughnessy will continue to be employed by FTI Consulting in a part-time non-executive officer capacity pursuant to the long-standing transition terms of the Shaughnessy Employment Agreement, which provide that he will continue to be available to provide services, at the request of the Board or chief executive officer of the Company, for not more than 500 hours per year for five years, for which he will receive an annual cash transition payment of $950,000.

(b)	Notice of Intention of Jack B. Dunn, IV to Resign as President and Chief Executive Officer and a Director Effective January 20, 2014

On December 13, 2013, the Board accepted the resignation of Jack B. Dunn, IV as president and chief executive officer and a director of FTI Consulting effective upon the opening of business on January 20, 2014, when Mr. Gunby is scheduled to join the Company as president and chief executive officer. Mr. Dunn’s decision not to stand for reelection as a director is not a result of any disagreement with FTI Consulting or the Board.

On December 13, 2013, the Compensation Committee of the Board approved, and Mr. Dunn and the Company entered into, a separation agreement dated as of December 13, 2013 (the “Separation Agreement”), acknowledging the fact that Mr. Dunn’s resignation will be for “Good Reason” pursuant to Mr. Dunn’s Employment Agreement dated as of November 5, 2002, as amended (the “Dunn Employment Agreement”). The Separation Agreement confirms that, effective upon his resignation, Mr. Dunn will be entitled to receive the termination payments set forth in the Dunn Employment Agreement pertaining to a “Good Reason” termination.

Mr. Dunn will continue to be employed by FTI Consulting in a part-time non-executive officer capacity pursuant to the long-standing transition terms of the Dunn Employment Agreement, which provide that he will continue to be available to provide services, at the request of the Board or chief executive officer of the Company, for not more than 500 hours per year for five years, for which he will receive an annual cash transition payment of $1,000,000.

(c)	Appointment of Steven Gunby as President and Chief Executive Officer and Board’s Intention to Appoint Mr. Gunby as a Director Effective January 20, 2014

On December 13, 2013, following the completion of a multi-month succession planning process, the Board approved the appointment of Steven Gunby, age 56, as president and chief executive officer of FTI Consulting, effective on January 20, 2014. Mr. Gunby will be responsible for the day-to-day worldwide business and operations of FTI Consulting and its affiliates and other duties assigned by the Board, reporting directly to the Board. In addition, on January 20, 2014, Mr. Gunby will be appointed a director of FTI Consulting to fill the vacancy that will be created by Mr. Dunn’s resignation as a director. There were no understandings or arrangements between Mr. Gunby and any other person pursuant to which he was appointed as an executive officer or a director of FTI Consulting. There are no family relationships between Mr. Gunby and any other officer or director of the Company. Mr. Gunby, his family members and affiliates have had no direct or indirect interests in any transactions to which FTI Consulting or any affiliate is or was a party, except that FTI Consulting and its affiliates have been and expect to continue to be engaged by The Boston Consulting Group and its affiliates to provide consulting and other services in the ordinary course of business on the same basis as provided to third parties. Prior to joining FTI Consulting, Mr. Gunby has been employed by The Boston Consulting Group since 1983, serving as a senior partner and managing director since 1993. During his tenure at The Boston Consulting Group, Mr. Gunby has held various positions, including Chairman, North and South America, and currently serves as Leader of the global Transformation & Large Scale Change Practice.

FTI Consulting and Mr. Gunby have entered into a written Employment Agreement dated as of December 13, 2013 (the “CEO Employment Agreement”), to be effective January 20, 2014 (the “Start Date”), pursuant to which Mr. Gunby will commence employment as President and Chief Executive Officer of FTI Consulting for an initial term (the “Initial Term”) beginning on the Start Date and ending on the three-year anniversary of the grant date of his first grant under the FTI Consulting Executive Officer and Key Employee Long-Term Incentive Program for 2014 (the “Executive LTIP”). If no such Executive LTIP grant is made, the Initial Term will end on the three-year anniversary of the Start Date. The employment term will automatically renew at the end of the Initial Term and each anniversary date thereafter for an additional 12-month period, unless the Company gives Mr. Gunby 90 days prior written notice of its intention not to further extend the employment term or Mr. Gunby gives the Company 120 days prior written notice of his intention not to further extend the employment term. The Initial Term and any renewal terms thereafter may be terminated prior to their expiration by FTI Consulting or Mr. Gunby in accordance with the terms of the CEO Employment Agreement.

Pursuant to the CEO Employment Agreement, Mr. Gunby will earn an annual base salary of $1,000,000 (pro-rated for any partial years) and be eligible for a target annual incentive bonus equal to 200% of his annual base salary upon the attainment of the applicable performance goals; provided that Mr. Gunby is guaranteed a minimum annual incentive bonus of $1,000,000 for 2014, which shall be pro-rated to reflect his Start Date. Mr. Gunby is being awarded a sign-on restricted stock award with a grant-date face value of $3,000,000 and will be eligible for participation in the Executive LTIP on the same terms as other senior executive officers of FTI Consulting, with an expected annual target opportunity of $2,500,000. Mr. Gunby will also be eligible for benefits and perquisites on the same basis as other actively employed senior executives of FTI Consulting.

If Mr. Gunby’s employment is terminated for any reason, he will be entitled to any earned but unpaid base salary through his termination date, unreimbursed business expenses and vested benefits pursuant to the terms of the applicable plan or arrangement (“Accrued Benefits”). Depending on whether Mr. Gunby’s employment is terminated with or without “cause,” with or without “good reason,” upon his death or “disability,” due to a non-renewal of the employment term or other termination, including a departure due to a “change in control” (as such terms are defined in the CEO Employment Agreement), he may be entitled to receive severance payments in addition to the Accrued Benefits pursuant to the terms and conditions of the CEO Employment Agreement. Any payments to Mr. Gunby beyond the Accrued Benefits are subject to Mr. Gunby entering into a release of claims in favor of FTI Consulting and its affiliates.

Mr. Gunby’s agreement contains non-competition restrictions that will continue during his employment and for 18 months from the last day of his employment for any reason. During this period, Mr. Gunby will also be prohibited from soliciting any entity or person that has been a client, customer, employee or contractor of FTI Consulting to terminate its relationship with FTI Consulting.

In addition, the CEO Employment Agreement provides that Mr. Gunby will serve on the Board beginning on the Start Date and that thereafter the Board will nominate Mr. Gunby to stand for re-election as a director at each annual meeting of stockholders held by FTI Consulting during his tenure as CEO.

The foregoing summary of the CEO Employment Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference herein.

(e)	Amendments to Employment and Compensatory Arrangements with Dennis J. Shaughnessy and Jack B. Dunn, IV

Reference is made to the two Item 5.02(b) disclosures in this Current Report on Form 8-K, which are hereby incorporated by reference herein.

The summary of Amendment No. 7 to the Shaughnessy Employment Agreement set forth in this Current Report on Form 8-K does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of Amendment No. 7, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is hereby incorporated by reference herein.

The summary of the Separation Agreement with Mr. Dunn set forth in this Current Report on Form 8-K does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is hereby incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to authority granted to the Board of FTI Consulting under ARTICLE XIII, Section 1 of the Amended and Restated Bylaws (the “Bylaws”) of FTI Consulting, and consistent with the Corporations and Associations Article of the Maryland Annotated Code, on December 13, 2013, the Board of FTI Consulting amended and restated ARTICLE V, Section 5 of the Bylaws of FTI Consulting relating to the positions of chairman of the board and vice chairman of the board, including, to (i) eliminate the authority of the chief executive officer of FTI Consulting to assign duties to the chairman of the board and vice chairman of the board, (ii) provide that each of such positions may be an executive or non-executive position as determined by the Board, and (iii) eliminate the authority of the chairman of the board to automatically assume the duties of the president and/or chief executive officer in his or her absence absent further Board action. The amendment was adopted to facilitate the appointment of an independent, non-executive chairman of the Board and took effect upon adoption by the Board on December 13, 2013.

A copy of Amendment No. 1 to the Bylaws of FTI Consulting is filed herewith as Exhibit 3.2 and is hereby incorporated by reference herein.

ITEM. 7.01. Regulation FD Disclosure

On December 13, 2013, FTI Consulting issued a press release announcing the events described under Items 5.02 and 8.01 of this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

ITEM 8.01. Other Events

On December 13, 2013, the Board of FTI Consulting elected Gerard E. Holthaus, a director of FTI Consulting since 2004, as the independent non-executive chairman of the Board of FTI Consulting, to be effective on December 17, 2013 simultaneously with Mr. Shaughnessy’s resignation as executive chairman of the Board of FTI Consulting.

Effective December 17, 2013, immediately following effectiveness of Mr. Shaughnessy’s resignation as a director, the size of the Board of FTI Consulting will be reduced to eight directors from nine directors.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.2	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. effective as of December 13, 2013

10.1	Employment Agreement dated as of December 13, 2013, by and between FTI Consulting, Inc. and Steven Gunby

10.2	Amendment No. 7 dated December 13, 2013 to the Employment Agreement dated as of September 20, 2004, as amended, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy

10.3	Separation Agreement dated as of December 13, 2013, by and between FTI Consulting, Inc. and Jack B. Dunn, IV

99.1	Press Release dated December 16, 2013 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 16, 2013	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. effective as of December 13, 2013

10.1	Employment Agreement dated as of December 13, 2013, by and between FTI Consulting, Inc. and Steven Gunby

10.2	Amendment No. 7 dated December 13, 2013 to the Employment Agreement dated as of September 20, 2004, as amended, by and between FTI Consulting, Inc. and Dennis J. Shaughnessy

10.3	Separation Agreement dated as of December 13, 2013, by and between FTI Consulting, Inc. and Jack B. Dunn, IV

99.1	Press Release dated December 16, 2013 of FTI Consulting, Inc.